BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E19095902021-9
Barbara K. Cegavske	Filing Number 20211909589
Secretary of State	Filed On 11/23/2021 01:33:02 AM
State Of Nevada	Number of Pages 28

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ____________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)
American Noble Gas Inc

2. Registered Agent for Service of Process: (Check only one box)
☐ Commercial Registered Agent (name only below) ☑ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below)

Registered Agents Inc.
Name of Registered Agent OR Title of Office or Position with Entity

Street Address	City	State	Zip Code
401 Ryland St. STE 200-A	Reno	Nevada	89502

Mailing Address (If different from street address)	City	State	Zip Code
		Nevada	

2a. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Registered Agents Inc — 11/23/2021
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)
This corporation is a close corporation operating with a board of directors ☐ Yes OR ☑ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders
(NRS 78: Board of Directors/ Trustees is required.
NRS 78a: Required if the Close Corporation is governed by a board of directors.
NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Address	City	State	Zip Code
1)	Stanton E. Ross	15612 College Blvd.	Lenexa	KS	66219
2)	Leroy C. Richie	15612 College Blvd.	Lenexa	KS	66219
3)	Daniel F Hutchins	15612 College Blvd.	Lenexa	KS	66219

5. Jurisdiction of Incorporation: (NRS 80 only)
5a. Jurisdiction of incorporation:
5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. **Yes** ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	**The purpose of the Company is to engage in any lawful act or activity for which a Corporation may be organized under the provisions of the Nevada Revised Statutes 78.010 to 78.090 inclusive as amended.**
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 500000000.0 Par value: $ .0001 Number of preferred shares with Par value: 10000000.0 Par value: $ .0001 Number of shares with no par value: **0** If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: **Stanton E. Ross** Country: **United States** Address: **15612 College Blvd.** City: **Lenexa** State: **KS** Zip/Postal Code: **66219** **X Stanton E. Ross** (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E19095902021-9
Barbara K. Cegavske	Filing Number 20211909589
Secretary of State State Of Nevada	Filed On 11/23/2021 01:33:02 AM
	Number of Pages 28

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of represented entity: American Noble Gas, Inc. Entity or Nevada Business Identification Number (NVID): (for entities currently on file)
2. Registered Agent Acceptance:	☑ Registered Agent Acceptance
3. Information Being Changed:	Statement of Change takes the following effect: (select only one) ☐ Appoints New Agent (complete section 5) ☐ Update Represented Entity Acting as Registered Agent (complete sections 5) ☐ Update Registered Agent Name (complete sections 4 & 5) ☐ Update Registered Agent Address (complete sections 4 & 5)
4. Registered Agent Information Before the Change: (Non-commercial registered agents **ONLY**)	Name of Registered Agent **OR** Title of Office or Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
5. Newly Appointed Registered Agent or Registered Agent Information After the Change:	☑ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title or position and address below) Name of Registered Agent **OR** Title of Office or Position within Entity: Registered Agents Inc. Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
6. Electronic Notification: (Optional)	Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only:
7. Certificate of Acceptance of Appointment of Registered Agent: (Required)	*I hereby accept appointment as Registered Agent for the above named Entity.* X Bill Havre **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date: 11/16/2021
8. Signature of Represented Entity: (Required)	X **Authorized Signature On Behalf of the Entity** Date: 11/16/2021

FEE: $60.00
This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **American Noble Gas Inc** did, on 11/23/2021, file in this office the original Articles of Incorporation-For-Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 11/23/2021.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate
Number: B202111232172356
You may verify this certificate online at http://www.nvsos.gov